Exhibit 8.1
SHUMAKER, LOOP & KENDRICK, LLP
Attorneys at Law
Bank of America Plaza
101 E. Kennedy Blvd
Suite 2800
Tampa, Florida 33602
October 29, 2009
Sykes Enterprises, Incorporated
400 North Ashley Drive
Tampa, FL 33602
Ladies and Gentlemen:
     We have acted as counsel to Sykes Enterprises, Incorporated, a Florida corporation (“Parent”), in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-_________) filed with the Securities and Exchange Commission on October 29, 2009 (the “Registration Statement”), with respect to the Agreement and Plan of Merger By and Among Parent, SH Merger Subsidiary I, Inc., SH Merger Subsidiary II, LLC, and ICT Group, Inc. (“ICT”), dated as of October 5, 2009 (the “Merger Agreement”).
     In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement; (ii) the Registration Statement; and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned upon the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records. We have assumed that the Merger and the Upstream Merger will be consummated in accordance with the Merger Agreement.
     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are duly authorized, valid and enforceable.
     In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Parent, ICT, and others, and we have assumed that such statements and representations are and will continue to be true, correct and complete without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Transaction.”

     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusion expressed herein. Furthermore, there can be no assurance that our opinion will be accepted by the Internal Revenue Service, or, if challenged, by a court.
     Based upon and subject to the foregoing, in our opinion, under current United States federal income tax law, the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Transaction,” insofar as they constitute statements of law or legal conclusions, correctly set forth the material United States federal income tax consequences of the transaction to ICT’s shareholders.
     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.
     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the headings “Material United States Federal Income Tax Consequences of the Transaction” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Shumaker, Loop & Kendrick, LLP
By: /s/ William R. Swindle